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                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY


         Know by all these presents, that the undersigned hereby constitutes and appoints Gordon A. Gardiner and Larry W. Martin, or either of them, the undersigned's true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Data Dimensions, Inc. (the "Company"), a registration statement on Form S-8, registering 157,625 shares of the Company's Common Stock issuable upon exercise of options granted pursuant to the ST Labs 1995 and 1997 Stock Option Plans.

         (2) do and perform any and all acts or and on behalf of the undersigned which may be necessary or desirable to complete and execute any such registration statement on Form S-8 and timely file such registration statement with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

         This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _____ day of ___________________, 1998.

                                             /s/ LUCIE J. FJELDSTAD
                                             -----------------------------------
                                             Lucie J. Fjeldstad